Exhibit 10.1

PLAYBUTTON, LLC

C UNIT AWARD AGREEMENT

THIS PLAYBUTTON, LLC UNIT AWARD AGREEMENT (the "Agreement") is made effective as of March 1, 2012, by and between PLA.YBUTTON, LLC, a Delaware limited liability company (the "Company"), and ADAM "TICHAUER. (the "Recipient").

Recipient is employed by the Company under that certain letter agreement dated September 23, 2011 (the "Employment Letter").

The Company (i) is governed by that certain Limited Liability Company Agreement of LLC dated as of September 20, 2011, as amended (the "Operating Agreement"), and (ii) has adopted .that certain Playbutton, LLC 2011 Restricted Unit Plan dated as of September 20, 2011, as amended (the "Plan").

The members and the Executive Board of the Company (the "Board") have determined that it is in the best interests of the Company to provide incentive to the Recipient to work with the Company and its Affiliates by making this grant of C Units in accordance with the terms of this Agreement, the Plan, and the Operating Agreement.

The C Units are granted subject and pursuant to each of the Plan and the Operating Agreement both of which are incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and the Operating Agreement and agrees to be bound by all the terms and conditions hereof and thereof. Unless otherwise provided herein, terms used herein that are defined in either the Plan or the Operating Agreement and not defined herein shall have the meanings attributable thereto in the Plan or the Operating Agreement.

1.     Award of C Units. The Board hereby grants, as of the date hereof (the "Date of Grant"), to the Recipient, 25 1 C 1 Units of the Company (collectively the "Restricted Units"). The Restricted Units being issued to the Recipient under this Agreement shall be subject to all provisions and restrictions set forth in this Agreement, the Plan, and in the Operating Agreement. To the extent of any inconsistencies, the terms of this Agreement shall replace, supersede, govern and control over the Employment Letter as this Agreement together with the Plan and the Operating Agreement shall contain and provide the parties' entire rights, entitlements, obligations, terms, conditions and agreements regarding the Restricted Units or Recipient's rights to receive, vest, hold, own, transfer or dispose of the Restricted Units or any other equity or similar interest in or to the Company or its Affiliates. Recipient shall have all the rights of a Holder of C Units of the Company with respect to such Restricted Units awarded hereunder subject to and as provided under the Plan and the Operating Agreement regardless of the extent to which such Restricted Units are vested; provided that notwithstanding the foregoing, in the event all or any number of the Restricted Units are forfeited by Recipient as provided hereunder or under the Plan or the Operating Agreement, Recipient shall not have any further or continuing rights attributable to such forfeited Restricted Units under the Plan or the Operating Agreement or otherwise. In all events, the Restricted Units, whether vested or unvested, shall at all times remain subject to the terms and conditions of the Plan and the Operating Agreement. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement or of any outstanding C Units awarded hereunder, shall not affect in any manner the right, power of authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or its Affiliates' respective capital structure or business; (ii) any merger, share exchange or consolidation by or of the Company or any of its Affiliates; (iii) any issue by the Company or any of its Affiliates debt securities, or parity or preference equity units, that would rank prior to or on parity with the C Units; (iv) the dissolution or liquidation of the Company or its Affiliates; (v) any sale, transfer or assignment of all or any part of the equity units, assets or business of the Company or its Affiliates; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise) involving or affecting the Company or its Affiliates.

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2.     Vesting / Divestiture of Restricted Units.

(a)      Provided Recipient remains continuously employed by the Company (i) from the Date of Grant through and including October 10, 2013 (the "First Vesting Date"), 167 of the Restricted Units shall vest in Recipient, and (ii) from the Date of Grant through and including the last day of each of the twelve (12) consecutive calendar months following the First Vesting Date, 7 additional Restricted Units shall vest in Recipient as of such date and shall thereafter be held by Recipient in conformity with the terms of this Agreement, the Plan, and the Operating Agreement; it being intended that Recipient shall be fully vested in all Restricted Units should Recipient remain continuously employed by the Company from the Date of Grant through the date marking the third (3d) anniversary of the Date of Grant. In the event Recipient's employment with the Company terminates for any reason or without reason and at any time, there shall be no further vesting of any Restricted Units and Recipient shall forfeit all [invested Restricted Units as of the date of such termination.

(b)      Notwithstanding the provisions of Paragraph 2(a), in the event Recipient has remained continuously employed with the Company up to and including the date on which occurs a Change in Control, from and after the occurrence of any such Change in Control, all of the Restricted Units shall fully vest in Recipient from and after the occurrence of such Change in Control and shall thereafter be held by Recipient in conformity with the terms of this Agreement, the Plan, and the Operating Agreement.

(c)      The Executive Board shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company and its Affiliates, to accelerate the vesting of any Restricted Units under this Agreement, at such times and upon such terms and conditions as the Executive Board shall deem advisable, and which determination shall be made on an individual by individual basis and need not be uniform among all persons receiving any ownership interest in the Company pursuant to the Plan or the Operating Agreement or otherwise,

(d)      Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each date or the occurrence of any event upon which any vesting occurs hereunder and all vesting shall occur only on the appropriate date or occurrence of the designated event specified herein,

3.     Enforcement. The Board shall have the power and authority to enforce on behalf of the Company or its Affiliates, any rights of the Company or its Affiliates under this Agreement, the Plan and/or the Operating Agreement in the event of the Recipient's forfeiture of any Restricted Units pursuant to this Agreement, the Plan and/or the Operating Agreement including without limitation, any rights, forfeitures, or obligations to sell all or any portion of the Restricted Units in connection with Recipient's termination of employment with the Company.

4.     Rights with Respect to Restricted Units. Except as otherwise provided in this Agreement and subject in all events to the terms and conditions of both: (i) the Plan and (ii) the Operating Agreement including without limit Section 4.1.3 thereof, the Recipient shall be entitled to participate in "Distributions" attributable to the Restricted Units as provided in Sections 7.1 and 11.4 of the Operating Agreement but shall not be entitled to nor have any other voting or participation rights for or with respect to the Company or its activities.

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5.     Transferability . The Restricted Units are not subject to Transfer, otherwise than by will or the laws of descent and distribution, until and unless they become fully vested in accordance with this Agreement, and from and after such vesting, the Restricted Units shall only be subject to Transfer as expressly permitted and strictly in accordance and conformity with the Plan and the Operating Agreement. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Any attempt to affect a Transfer of any Restricted Unit prior to the date on which the shares become vested shall be void ab initio.

6.     Taxes.

(a)      If the Recipient properly elects, within thirty (30) days of the Date of Grant to include in gross income for federal income tax purposes an amount equal to the fair market value (as the Date of Grant) of the 'Restricted Units pursuant to Section 83(b) of the Code, the Recipient shall make arrangements satisfactory to the Executive Board to pay to the Company any federal, state or local income taxes required to be withheld with respect to the .Restricted Units, If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Units,

(b)      If the Recipient does not make the election described in Paragraph 6(a) above, the Recipient shall, no later than the date as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company or make arrangements satisfactory to the Executive Board for payment of; any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Units, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Units,

(c)      Tax consequences on the Recipient (including without limitation federal, state, local and income tax consequences) with respect to the Restricted Units (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient's filing, withholding and payment (or tax liability) obligations.

7.     Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof' have been made by either party which are not set forth expressly in this Agreement, Unless otherwise consented to by the Executive Board, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

8.     Operating Agreement. As a condition to this grant of Restricted Units and Recipient's receipt of any vested C Units, the Recipient shall execute such documents as the Company may require to evidence the fact that the Recipient agrees that his or her acquisition of such Restricted Units or vested C Units is subject to the terms and conditions of the Plan and the Operating Agreement, and that the Recipient shall be bound by the Operating Agreement in the same manner as if he were an original signatory thereto. In such regard, contemporaneously with Recipient's execution hereof, Recipient (i) shall likewise execute and deliver to the Company that certain Joinder and Counterpart Signature Page to the Operating Agreement in the font) attached hereto as Schedule "8" (the "Signature Page") which Signature Page shall constitute and evidence Recipient's acknowledgement and agreement to become a party to the Operating Agreement, be attached to and incorporated in the Operating Agreement, and be and remain subject to and bound by the provisions of such Operating Agreement as if an original signatory thereto; and (ii) hereby authorizes and empowers each member of the Executive Board to deliver the Signature Page to the Company and attach the Signature Page to the original Operating Agreement whereupon such Signature Page shall be incorporated and made a part of the Operating Agreement.

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9.     Recipient's Representations. The Recipient shall concurrently with the execution of this Agreement, deliver to the Company Recipient's Investment Representation Statement in the attached to this Agreement as Exhibit A or in such other form as the Company may request.

10.     Company Option to Purchase. In the event the Recipient's employment with the Company is terminated for any reason, the Company shall have the option to purchase the vested C Units issued to Recipient and not otherwise forfeited under this Agreement, the Plan, and the Operating Agreement in accordance with the provisions of Section 9 of the Plan,

11.     Definitions. For purposes of this Agreement, in addition to all other terms specifically defined herein, the following terms shall have the following meanings:

(a)      "Affiliate" shall have the same meaning provided under the Operating Agreement.

(b)      "Cause" shall have the same meaning provided under the Plan.

(c)      "Change in Control" shall have the same meaning provided under the Plan.

(d)      Units" shall have the same meaning as provided under the Operating Agreement.

(e)      Units" shall have the same meaning as provided under the Operating Agreement.

(f)     “Code" shall have the same meaning as provided under the Operating Agreement,

(h)     "Disability" shall have the same meaning provided under the Plan,

(i) "Good Reason"' shall have the same meaning provided under the Plan,

(j)     “Operating Agreement” shall mean that certain Limited Liability Company Agreement for Playbutton, dated as of September 20. 2011, as the same may be amended, supplemented, restated, or replaced from time to time,

(k)      "Non-Vested Units" shall mean that portion, if any of Restricted Units which remains subject to a vesting schedule, forfeiture restrictions, performance requirements or similar conditions precedent under this Agreement, the Plan, or any other written agreement to which such Restricted Units are bound or governed.

(l)     "Percentage Interest" shall have the same meaning as provided under the Operating Agreement.

(m)     “Restricted Units” shall mean any C Units of the Company as granted to Recipient under this Agreement, the Plan, and the Operating Agreement.

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(n)     “Securities Act" shall mean the Securities Act of 1933, as amended.

(o)     “Securities Act" shall mean the Securities Exchange Act of 1934, as amended.

(p)"Transfer” shall have the same meaning as provided in the Operating Agreement or, in the absence of any such agreement or any such definition in such agreement, such term shall mean any sale, transfer, encumbrance, gift, donation, assignment. pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

12.     Miscellaneous.

(a)      No Right to Continuous Service. The grant of the Restricted Units shall not be construed as giving the Recipient the right to remain as an employee of the Company or its Affiliates.

(b)     Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the award of Restricted Units under any applicable law, such provision shall be construed or deemed amended to conform to applicable law or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect.

(c)     No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Units shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its Affiliates and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or its Affiliates pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or its Affiliates, as applicable.

(d)      Governing law. The validity, interpretation, construction and .performance of this Agreement shall be governed by the laws of the State of Delaware.

(e)      Jurisdiction and Venue. The Company and the Recipient each irrevocably and unconditionally (i) agree that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of New York in New York County or the cow of the United States, Northern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts and (iv) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

(f)     Interpretation. The Recipient accepts the Restricted Units subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan and the Operating Agreement, Without limitation of the foregoing, the Recipient specifically acknowledges that the Restricted Units and any vested Class C Units received by the Recipient hereunder are and shall remain subject to all limitations, restrictions or other provisions contained under Sections 5(b), 6(b), 7, 8, 9, 13 and 16 of the Plan and Sections 4.1,3, 4,8, 9,1, 9,2, 9,4, 9,6, 9.7 and 12,10 of the Operating Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement, the Plan or the Operating Agreement.

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(g)     Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof,

13.     Complete Agreement. Except as otherwise provided for herein, this Agreement together with the Plan, the Operating Agreement, and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any inconsistency between the terms of this Agreement (excluding solely the provisions of Paragraph 10 of this Agreement) and the Plan and/or the Operating Agreement, the applicable terms and provisions of the Plan and/or the Operating Agreement shall govern and control: provided, that notwithstanding the foregoing, the provisions contained under Paragraph 10 of this Agreement and Section 9 of the Plan shall govern and control over and with respect to any conflicting or inconsistent terms contained in the. Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PLAYBUTTON, LLC By:_____________ Name:__________ Title:___________

Agreed and Accepted:

RECIPIENT:

By: /s/ Adam Tichaeur

Adam Tichauer

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EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

RECIPIENT:	ADAM TICHAUER
COMPANY:	PLAYBUTTON, LLC
SECURITY:	251 CLASS C UNITS
DATE:	March 1, 2012

In connection with grant of the above-listed Securities, I, the Recipient, represent to the Company and its Affiliates the following:

(a)     I am aware of the Company's and its Affiliates' business affairs and financial condition, and have acquired sufficient information about the Company and its Affiliates to reach an informed and knowledgeable decision to acquire the Securities. I am receiving these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

(h)     I understand that the Company's issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona tide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of One year or any other fixed period in the future.

(c)     I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that none of the Company or its Affiliates is under any obligation to register any transfer of the Securities.

(d) I hereby agree, acknowledge, confirm and provide to the Company those representations and warranties provided under Section 2.9 of the Operating Agreement all effective and issue as of the date hereof.

/s/ Adam Tichauer Adam Tuchauer

March 1, 2012

Exhibit A

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SCIIEDULE "8”

JOINDER AND COUNTERPART SIGNATURE PAGE TO

LIMITED LIABILITY COMPANY AGREEMENT FOR

PLAYBUTTON, LLC

IN WITNESS WHEREOF, the Company and the undersigned Member of the Company have executed this Agreement, effective as of the date first written above.

COMPANY: PLAYBUTTON, LLC By:__________ Its:__________ MEMBER: /s/ Adam Tichauer ADAM TICHAUER

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